ISSI Announces First Fiscal Quarter 2014 Results

MILPITAS, Calif., Jan. 29, 2014 /PRNewswire/ -- Integrated Silicon Solution, Inc. (Nasdaq: ISSI) today reported financial results for the first fiscal quarter ended December 31, 2013.

First Fiscal Quarter Highlights:

  Reported record revenue of $79.1 million, compared to $78.4 million in the fourth fiscal quarter of 2013 and $76.4 million in the first fiscal quarter of 2013;
  DRAM revenue increased 4.2% and SRAM revenue increased 8.6% over the prior year periods;
  Industrial, medical, and military (IMM) revenue increased 38.8% year-over-year;
  Automotive revenue grew 9.0% year-over-year;
  GAAP net income was $0.18 per diluted share and non-GAAP net income was $0.18 per diluted share;
  Realized $3.1 million in gains on sales of a portion of the Company's shares of Nanya Technology Corporation ("Nanya");
  Ended the quarter with cash and short-term investments of $136.8 million; and
  Achieved multiple design wins for DDR2, DDR3, SDR and mobile DRAM in automotive and industrial applications as well as QUAD and RLDRAM3® design wins with communications customers.

"First quarter 2014 set a quarterly revenue record, driven by strong growth in IMM and consistent performance in our automotive business," said Scott Howarth, ISSI's President and CEO. "Our IMM growth was fueled by continued strong orders across our expanded customer base, which is increasingly relying on ISSI for both new and legacy products. While automotive revenue was flat sequentially, we continued to expand our pipeline of design wins as we capitalize on the growing semiconductor content in cars, including multiple wins for our new higher density DDR2 and DDR3 products. We anticipate increasing shipment volumes in the coming quarters, driving further growth in our new products."

First Fiscal Quarter 2014 Results
Revenue in the first fiscal quarter ended December 31, 2013 was $79.1 million, compared to $78.4 million in the fiscal fourth quarter of 2013 and $76.4 million in the first fiscal quarter of 2013. Revenue in the first fiscal quarter of 2014 consisted of $69.3 million of SRAM and DRAM revenue, $7.9 million of NOR flash revenue, and $1.9 million of analog revenue. SRAM and DRAM revenue increased 5.5% from the December 2012 quarter.

Gross margin in the first fiscal quarter was 32.3%, compared to 33.1% in the September 2013 quarter, and 32.1% in the December 2012 quarter.

During the December 2013 quarter, the Company continued to sell a portion of the Nanya shares it purchased in September 2012, realizing a gain of $3.1 million. The remaining tradable Nanya shares are classified as short-term investments since the Company intends to sell such shares within one year.

GAAP income tax expense in the first fiscal quarter was $1.6 million, compared to $2.7 million in the September 2013 quarter and $1.2 million in the December 2012 quarter.

GAAP net income in the first fiscal quarter of 2014 was $5.4 million, or $0.18 per diluted share, compared to GAAP net income of $4.7 million, or $0.15 per diluted share, in the September 2013 quarter and GAAP net income of $2.5 million, or $0.09 per diluted share, in the December 2012 quarter.

First quarter non-GAAP net income was $5.4 million, or $0.18 per diluted share, compared to $6.1 million, or $0.20 per diluted share, in the September 2013 quarter and $5.3 million, or $0.18 per diluted share, in the December 2012 quarter.

Non-GAAP results exclude stock based compensation, amortization of intangibles related to acquisitions, gains on the sales of investments, and non-cash tax expense. A reconciliation of GAAP results to non-GAAP results is provided in the financial statement tables following the text of this press release.

March Quarter Outlook
The Company expects total revenue for the March quarter to range between $77.0 and $82.0 million, consisting of SRAM and DRAM revenue of between $67.5 million and $71.0 million, NOR flash revenue between $7.5 million and $8.5 million, and analog revenue of between $2.0 million and $2.5 million. Gross margin for the March quarter is expected to range between 32.5 percent and 33.5 percent. Operating expenses are expected to range between $21.5 million and $22.5 million. The Company expects to realize additional gains on the Nanya shares in the March quarter. However, it is difficult to predict the total gains for the quarter and, as such, these gains have been excluded from the GAAP and non-GAAP net income guidance. GAAP net income is expected to be between $0.10 and $0.14 per diluted share and non-GAAP net income, which excludes stock based compensation, amortization of intangibles related to acquisitions, gains on the sales of Nanya shares and non-cash tax expense related to the utilization of deferred tax assets, is expected to range between $0.18 and $0.22 per diluted share.

Conference Call Information
A conference call will be held today at 7:00 a.m. Pacific Time to discuss the Company's first fiscal quarter financial results. To access ISSI's conference call via telephone, dial 877-638-9067 by 6:50 a.m. Pacific Time. The participant passcode is 9991991. The call will also be webcast from ISSI's website at http://www.issi.com.

Non-GAAP Financial Information
In addition to disclosing results determined in accordance with GAAP, ISSI discloses its non-GAAP operating income, provision for income taxes and net income for certain periods that exclude stock based compensation, the amortization of intangibles related to acquisitions, gains on sales of investments, and non-cash tax expense. When presenting non-GAAP results, the Company includes a reconciliation of the non-GAAP results to the results under GAAP. Management believes that including the non-GAAP results assists investors in assessing the Company's operational performance and its performance relative to its competitors. The Company has presented its non-GAAP results as a complement to its results provided in accordance with GAAP, and these results should not be regarded as a substitute for GAAP. Management uses non-GAAP measures to plan and forecast future periods, to establish operational goals, to compare with its business plan and individual operating budgets, to assist the public in measuring the Company's performance, to allocate resources and, relative to the Company's historical financial performance, to enable comparability between periods. Management also considers such non-GAAP results to be an important supplemental measure of its performance. The economic substance behind management's decision to use such non-GAAP measures relates to the non-GAAP measures being a useful measure of the potential future performance of the Company's business. In line with common industry practice and to help enable comparability with other technology companies, the Company's non-GAAP presentation excludes the impact of the items described above. Other companies may calculate non-GAAP results differently than the Company, limiting its usefulness as a comparative measure. In addition, such non-GAAP measures may exclude financial information that some may consider important in evaluating the Company's performance. Management compensates for the foregoing limitations of non-GAAP measures by presenting certain information on both a GAAP and non-GAAP basis and providing reconciliations of the GAAP and non-GAAP measures.

About the Company
ISSI is a fabless semiconductor company that designs and markets high performance integrated circuits for the following key markets: (i) automotive, (ii) communications, (iii) industrial, medical, and military, and (iv) digital consumer. The Company's primary products are high speed and low power SRAM and low and medium density DRAM. The Company also designs and markets NOR flash products and high performance analog and mixed signal integrated circuits. ISSI is headquartered in Silicon Valley with worldwide offices in Taiwan, Japan, Singapore, China, Europe, Hong Kong, India, and Korea. Visit our web site at http://www.issi.com/.

Forward Looking Statements
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements concerning expanded customer base, which is increasingly relying on ISSI for both new and legacy products, expanding our pipeline of design wins as we capitalize on the growing semiconductor content in cars, increasing shipment volumes in the coming quarters, driving further growth in our new products, intending to sell more Nanya shares within one year and our outlook for the March 2014 quarter with respect to revenue, SRAM and DRAM revenue, NOR flash revenue, analog revenue, gross margin, operating expenses, expecting additional gains on sales of Nanya shares, and GAAP and Non-GAAP net income per share are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those anticipated. Such risks and uncertainties include supply and demand conditions in the market place (especially in the automotive market), unexpected reductions in average selling prices for our products, our ability to sell our products in our key markets (including automotive and IMM) and the pricing and gross margins achieved on such sales, our ability to control or reduce operating expenses, our ability to obtain a sufficient supply of wafers, wafer pricing, our ability to maintain sufficient inventory of products to satisfy customer orders, our ability to realize the expected benefits of our acquisitions including maintaining relationships with key customers, vendors and employees, changes in manufacturing yields, order cancellations, order rescheduling, product warranty claims, competition, the level and value of inventory held by OEM customers or other risks listed from time to time in the Company's filings with the Securities and Exchange Commission, including the Company's Form 10-K for the year ended September 30, 2013. In addition, the financial information in this press release is unaudited and subject to any adjustments that may be made in connection with the year-end audit. The Company assumes no obligation to update or revise the forward-looking statements in this release because of new information, future events, or otherwise.

Integrated Silicon Solution, Inc.
Condensed Consolidated Statements of Income
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Three Months Ended
	December 31,		September 30,
	2013	2012	2013

Net sales	$ 79,123	$ 76,399	$ 78,392
Cost of sales	53,594	51,908	52,458
Gross profit	25,529	24,491	25,934

Operating expenses:
Research and development	10,558	10,023	9,925
Selling, general and administrative	11,434	11,089	11,316
Total operating expenses	21,992	21,112	21,241

Operating income	3,537	3,379	4,693
Interest and other income (expense), net	431	268	(183)
Gain on sale of investments	3,121	-	2,878

Income before income taxes	7,089	3,647	7,388
Provision for income taxes	1,643	1,159	2,658

Consolidated net income	5,446	2,488	4,730

Net (income) loss attributable to
noncontrolling interests	(11)	11	(32)

Net income attributable to ISSI	$ 5,435	$ 2,499	$ 4,698

Basic net income per share	$ 0.19	$ 0.09	$ 0.16
Shares used in basic per share calculation	29,318	27,696	28,928

Diluted net income per share	$ 0.18	$ 0.09	$ 0.15
Shares used in diluted per share calculation	30,717	29,106	30,372

Reconciliation of GAAP to Non-GAAP Financial Measures

Operating income:
GAAP operating income	$ 3,537	$ 3,379	$ 4,693
Adjustments:
Chingis acquisition related inventory write up	-	492	-
Chingis intangible asset amortization	347	339	347
Stock-based compensation expense	1,491	1,440	1,568
Total adjustments	1,838	2,271	1,915
Non-GAAP operating income	$ 5,375	$ 5,650	$ 6,608

Provision for income taxes:
On a GAAP basis	$ 1,643	$ 1,159	$ 2,658
Adjustments:
Non-cash tax expense	203	490	1,335
Tax impact of gains on sale of investments	1,092	-	1,052
Total adjustments	1,295	490	2,387
Non-GAAP provision for income taxes	$ 348	$ 669	$ 271

Net income attributable to ISSI:
On a GAAP basis	$ 5,435	$ 2,499	$ 4,698
Adjustments:
Chingis acquisition related inventory write up	-	492	-
Chingis intangible asset amortization	347	339	347
Stock-based compensation expense	1,491	1,440	1,568
Gain on sales of investment	(3,121)	-	(2,878)
Non-cash tax expense	203	490	1,335
Tax impact of gains on sale of investments	1,092	-	1,052
Total adjustments	12	2,761	1,424
Non-GAAP net income	$ 5,447	$ 5,260	$ 6,122

Non-GAAP net income per share:
Basic	$ 0.19	$ 0.19	$ 0.21
Diluted	$ 0.18	$ 0.18	$ 0.20

Integrated Silicon Solution, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	December 31,	September 30,
	2013	2013
	(unaudited)	(1)
ASSETS
Current assets:
Cash and cash equivalents	$ 123,399	$ 119,997
Short-term investments	13,366	21,558
Accounts receivable, net	47,487	46,088
Inventories	76,287	68,469
Other current assets	18,390	16,928

Total current assets	278,929	273,040
Property and equipment, net	50,977	46,504
Purchased intangible assets, net	6,217	6,626
Goodwill	9,178	9,178
Other assets	25,991	26,521
Total assets	$ 371,292	$ 361,869

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 54,832	$ 50,229
Accrued compensation and benefits	8,284	8,072
Accrued expenses	8,265	7,357
Current portion of long-term debt	195	195

Total current liabilities	71,576	65,853

Long-term debt	4,485	4,534
Other long-term liabilities	6,859	8,712

Total liabilities	82,920	79,099

Commitments and contingencies

Stockholders' equity:
Common stock	3	3
Additional paid-in capital	348,132	343,947
Accumulated deficit	(67,063)	(72,498)
Accumulated other comprehensive income	5,266	9,121

Total ISSI stockholders' equity	286,338	280,573

Noncontrolling interest	2,034	2,197

Total stockholders' equity	288,372	282,770
Total liabilities and stockholders' equity	$ 371,292	$ 361,869

(1) Derived from audited financial statements.

CONTACT: John M. Cobb, Chief Financial Officer, Investor Relations, (408) 969-6600, ir@issi.com, Shelton Group, Leanne Sievers, EVP, P: 949-224-3874, E: lsievers@sheltongroup.com, Matt Kreps, Managing Director, P: 972-239-5119 ext. 125, E: mkreps@sheltongroup.com